EXHIBIT 10.2

RESIGNATION

TO:

MAKH GROUP CORP.

(the “Company”)

AND TO:

The Board of Directors thereof

I, Gulmira Makhmutova, hereby tender my resignation as President, Treasurer, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chairman of the Board of Directors and Director of the Company, effective immediately. I confirm that my resignation is not as a result of any disagreements with the Company or any of the Company’s operations, policies or practices.

Dated as of the 30th day of January, 2017.

/s/Gulmira Makhmutova

Gulmira Makhmutova